EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 1, 2003 included in Noxso Corporation's Form 10-KSB for the fiscal year ended March 31, 2003 and to all references to our Firm included in this registration statement on Form S-8.


/s/ TANNER + CO.

Salt Lake City, Utah
February 24, 2004